UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2022

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	0-16633 (Commission File Number)	43-1450818 (IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri (Address of Principal Executive Offices)	63131 (Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Following recent conversations with the Federal Deposit Insurance Corporation (FDIC) and given the current environment, on October 6, 2022 The Jones Financial Companies, L.L.L.P. (the "Partnership") withdrew the applications it submitted on July 1, 2020 to the FDIC and Utah Department of Financial Institutions (UDFI) in connection with a proposed Utah-chartered industrial bank (Edward Jones Bank).

The Partnership is actively pursuing additional strategies, products, structures and relationships to meet clients' saving, spending and borrowing needs and help clients achieve financially what is most important to them.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. You can identify forward-looking statements by words that predict or indicate future events, such as “believe,” “expect,” “intend,” “will” or “should.” All forward-looking statements involve known and unknown risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the Partnership's ability to execute additional strategies, products, structures and relationships and what benefits they might yield and the Risk Factors discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent Quarterly Reports on Form 10-Q. These forward-looking statements were based on information, plans, and estimates at the date of this Current Report on Form 8-K, and the Partnership does not undertake to update forward-looking statements to reflect changes in underlying assumptions or new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.
Date: October 7, 2022	By: /s/ Andrew T. Miedler
Name: Andrew T. Miedler
Title: Chief Financial Officer